F I N M A N A G E M E N T  S A
__________________________________________

FINANCIAL SERVICES AND ASSET MANAGEMENT




						MANAGEMENT TECHNOLOGIES INC.
					335 Madison Avenue
					New York, NY  10007

					Fax: 212-557-69 67



					Lugano, May 03, 1995



RE:  P.N. 8% MTI, 1994-96

Dear Sirs,

This is to notify you our decision to convert
US$730,000 - in principal plus accrued interest effective April 30, 1995 on the principal to the date of the conversion.

					Yours sincerely,




					Finmanagement SA



					/s/G.A. Botteon
					G.A. Botteon



VIA ZURIGO 5 CH-6900 LUGANO  TEL.091 23 93 12  FAX 091
23 93 15  TELEX 84 00 82